                                                                EXHIBIT 10.12


                         LEASE AND CONSTRUCTION EXHIBIT
                           THE ESQUIRE OFFICE BUILDING

I.   BASIC LEASE PROVISIONS

     A.   BUILDING:

          The Esquire Office Building
          6710 Clayton Road
          St. Louis, Missouri 63117

     B.   LANDLORD and ADDRESS:

          Bachelor Foods, Inc., a Kentucky corporation
          1956 NW 167th Avenue
          Pembroke Pines, FL 33028

     C.   TENANT: Panera, Inc., a Delaware corporation

     D.   DATE OF LEASE: September 7, 2000.

     E. PREMISES: A portion of an office building consisting of the entire first and second floors and a portion of the basement floor including storage space, all as shown on Exhibit E, located at 6710 Clayton Road, St. Louis, Missouri. The Premises does not include the space presently occupied by Outback Steakhouse or Landlord's office and storage adjacent to the Outback Steakhouse on the ground floor.

     F. ANNUAL BASE RENT: First year (based upon 365 days): $560,000 per year. Years 2 - the end of the fourth year: $616,000 per year. The fifth year through the end of the term: $621,000 per year.

     G.   LEASE TERM: Ten (10) years commencing on the Commencement Date.

     H. COMMENCEMENT DATE: The earlier of i) November 1, 2000; or ii) substantial completion of Tenant's improvements and Tenant's occupancy of the Premises.

     I.   EXPIRATION DATE: Ten (10) full years after the Commencement Date.

     J.   EXHIBITS:

          1.   EXHIBIT A: Construction Exhibit.

          2.   EXHIBIT B: Construction Allowance.

          3.   EXHIBIT D: Parking Agreement Exhibit

          4.   EXHIBIT E: Floor Plans of the Premises

II.  LEASE OF PREMISES:

     For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises which are contained in THE ESQUIRE OFFICE BUILDING (hereinafter referred to as "the Building") located at


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6710 Clayton Road, St. Louis, Missouri, for the term and upon the conditions provided in this Lease, all as shown on Exhibit C.

     Upon delivery of the Premises to Tenant (the Premises Delivery Date), Tenant shall immediately commence the construction of Tenant's Work as described in Exhibit A and shall diligently pursue such construction to completion. "Premises Delivery Date" is the date on which Landlord delivers possession of the Premises to Tenant and the Premises are available to Tenant to commence Tenant's Work.

     Tenant shall take the Premises in AS IS condition without any representation or warranty. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building have been made by or on behalf of Landlord to Tenant, except as stated in this Lease. All provisions of this Lease, except for the payment of Rent and all other charges, shall be applicable commencing with the delivery of the Premises to Tenant.

     Notwithstanding anything in the Lease to the contrary, Landlord, Outback Steakhouse, or any subsequent tenant of the Outback Steakhouse space ("third party") shall have access to portions of the unfinished basement space for maintenance, repair and installation of its utilities and drainage systems. Where access must be gained through Tenant's space, such third party shall give reasonable prior notice to Tenant.

III. RELOCATION (INTENTIONALLY DELETED)

IV.  TERM

     The term of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date or at the expiration of the number of years provided in Section 1.G. after the Commencement Date if no Expiration Date is provided.

     Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant as intended by the parties, Landlord shall not be liable for any damages caused by the delay, nor shall the delay affect the validity of this Lease or the obligations of Tenant hereunder.

V.   RENT:

     Commencing on the earlier of November 1, 2000 or such date that Tenant has relocated its offices into the Premises the Tenant agrees to pay as rental for the use and occupancy of the Premises, at the times and in the manner hereinafter provided the following sums of money.

     A. ANNUAL BASE RENT: The Annual Base Rent shall be payable in twelve (12) equal monthly installments during each year, in advance, on the first day of each calendar month without demand and without setoff or deduction. Should the rental period commence on a day of the month other than the first day of such month, then the rental for the first fractional month shall be pro-rated based upon a thirty (30) day month.

     B. RENT TAX: In addition to Annual Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse to Landlord, within thirty (30) days of receipt of a demand therefore, any and all taxes, charges, and/or surcharges payable by Landlord (other than a tax on net income) whether or not now customary or within the contemplation of the parties hereto; (a) upon, allocable to, or measured by the area of the Premises or on the rent payable hereunder, including without limitation any gross


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income tax or excise tax levied by the State, any political subdivision thereof,
City or Federal Government with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     Tenant also agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon or measured by the value of Tenant's equipment, furniture, fixtures and personal property located in the Premises. For the purpose of determining said amount, figures supplied by the Assessor as to the amount so assessed shall be conclusive. Tenant shall comply with the provisions of any law, ordinance or rule of the taxing authorities which require Tenant to file a report of Tenant's property located in the Premises.

     C.   INTENTIONALLY DELETED

     D.   REAL ESTATE TAXES AND OPERATING EXPENSES ADJUSTMENT

          1.   DEFINITIONS:

     For the purposes of this Section V.D., the following words and phrases shall have the following meanings:

               a.   Intentionally deleted.

               b.   Intentionally deleted.

               c. "Operating Expenses" shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, cleaning, trash removal, insuring, heating, cooling, replacement and repair of the Building and the land, and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Building or the land, including, but not limited to, the following:

               (i) Wages, salaries and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering and security of the Building.

               (ii) Supplies, materials and rental of equipment used in the operation, management and maintenance of the Building.

               (iii) Maintenance and repair of all heating, air conditioning and ventilation equipment.

               (iv) All maintenance, janitorial and service agreements for the Building and the equipment therein, including, without limitation, trash removal, and elevator maintenance.

               (v)  Reasonable management fees and expenses.

               (vi) Legal expenses and consultant's fees; provided, however, that legal expenses shall not include the cost of negotiating leases, collecting rents, evicting


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

tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

               (vii) All insurance premiums and costs, including reasonable insurance deductibles and including but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building, Landlord's personal property used in connection therewith, and Landlord's employees.

               (viii) Repairs, replacements and general maintenance (excluding repairs and replacements paid by proceeds of insurance).

               (ix) All maintenance costs relating to public and service areas of the Building, including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms and Building exteriors.

               (x) Amortization (together with reasonable financing charges) of capital improvement made to the Building subsequent to the initial construction of the building which will improve the operating efficiency of the Building or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted or enforced after completion of the initial construction of the Building and improvements of the Premises pursuant to Exhibit A.

               (xi) Costs paid for parking area maintenance, repairs or restoration or costs for these items paid pursuant to any reciprocal easement or similar agreement.

               (xii)  All maintenance and repair costs pursuant to Article XII.

MAINTENANCE.

        Operating Expenses shall not include the following: costs of improvements to the Premises and the premises of other tenants of the Building; charges for depreciation of the original cost of the Building; interest and principal payments on mortgages; ground rental payments; and salaries and other compensation of executive officers of the Manager senior to the individual building manager. Operating Expenses also exclude the following:

         (a) The cost (or the depreciation of the cost) of the original construction of the Building or any additions or expansions to the Common Areas or the Building (permitted capital expenses shall be capitalized and depreciated pursuant to generally accepted accounting principles with an imputed interest rate of 2% over the prime rate); (b) the cost of correcting any defects in the original construction of the Building; (c) any reserves for future expenditures not yet incurred; (d) ground lease rental; (e) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; (f) costs, including permit, license and inspection costs incurred with respect to the installation of improvements made for tenants or other occupants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants; (g) attorneys' fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;
(h) expenses in connection with services or benefits which are not offered to Tenant; (i) costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants or other occupants of the terms and conditions of another lease of space or other agreements including this Lease; (j) overhead and profit increment paid to landlord or to subsidiaries or affiliates of Landlord


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

for services to the extent the same exceeds the costs of such services rendered by other first-class unaffiliated third parties on a competitive basis; (k) interest, principal points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Building or the real property upon which the Building is located; (1) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (m) items and services for which Tenant or any other tenant reimburses Landlord or which Landlord provides exclusively to one or more tenants (other than Tenant) but not all tenants without reimbursement;
(n) advertising and promotional expenditures in connection with leasing the Building, and costs of the installation of signs identifying the owner and/or manager of the Building; (o) electric power costs for which any tenant or occupant directly contracts with the local public service company; (p) any costs relating to hazardous materials, asbestos and the like not resulting from actions of Tenant and which are not incidental to the operation of a typical suburban office building; (q) charitable contributions; (r) off-site traffic lights; (t) any charge for Landlord's income taxes, excess profit taxes, or franchise taxes; (v) the cost of any electric current or other utility furnished to any leaseable area of the Building; and (w) there shall be no duplication in charges to Tenant by reason of the provision in this Lease setting forth Tenant's obligation to reimburse Landlord for common area expenses and any other provision herein.

     d. Intentionally deleted

     e. "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit, transit district, or business district taxes, charges, surcharges, or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Building and the Land. For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, and shall include any interest on assessments payable in installments. Taxes shall not include any capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

     f. Intentionally deleted

     g. Intentionally Deleted.

     h. Intentionally Deleted.

     i. Intentionally deleted

     2. ADJUSTMENTS TO ANNUAL BASE RENT

     Commencing November 1, 2001 and each year thereafter(including any and all option periods), Annual Base Rent shall be increased (but not decreased)by an amount equal to Tenant's pro rata share of the difference between the sum of the Operating and Tax Expenses for the year in question and the sum of the Operating and Tax Expenses for the "Base Year." The "Base Year" shall be the fiscal year November 1, 2000 through October 31, 2001. Base Year Taxes shall be based upon the tax assessment for the calendar year 2000. For services and other Operating Expense items which are provide to Tenant exclusively (including, but not limited to, janitorial service and HVAC maintenance repair), Tenant's pro rata share shall be 100%. For


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

services and Operating Expense items which are provided for the benefit of other tenants in the Building, Tenant's pro rata share shall be fairly and equitably determined which determination may be based upon square footage of space occupied by tenants in the Building; provided, however, it will be 75% so long as Outback Steakhouse is occupying the remainder of the Building other than a small space next to the Outback space occupied by the Landlord.

     3. PROJECTIONS

     For purposes of calculating Taxes and Operating Expenses for any year, Landlord may make reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Operating Expenses for such year. Landlord shall deliver to Tenant a written statement (i) setting forth the Projections of Operating Expenses and Taxes for the year in question and (ii) providing a calculation of the increase in installments of Annual Base Rent to become effective for said year; provided, however, that the failure of Landlord to provide any such statement shall not relieve Tenant from its obligation to continue to pay Adjusted Annual Base Rent at the rate then in effect under this Lease, and if and when Tenant receives such statement from Landlord, Tenant shall pay any increases in Annual Base Rent reflected thereby effective retroactively to the beginning of the year.

     4. READJUSTMENTS

     Within 120 days following the end of each year, or at such earlier time as Landlord shall be able to determine the actual amounts of Operating Expenses and Taxes for the year last ended, Landlord shall notify Tenant in writing of such actual amounts and copies of appropriate back up such as the paid tax bill and a reasonably detailed breakdown of operating expenses. If such actual amounts exceed the Projections for such year, then Tenant shall, within 30 days after the date of such written notice from Landlord, pay to Landlord an amount equal to the excess of the Adjusted Annual Base Rent payable for the year last ended based upon actual Operating Expenses and Taxes for such year over the total Adjusted Annual Base Rent paid by Tenant during such year. The obligation to make such payments shall survive the expiration or earlier termination of the Term. If the total Adjusted Annual Base Rent paid by Tenant during such year exceeds the amount payable for such year based upon actual Operating Expenses and Taxes for such year, then Landlord shall credit such excess to installments of Adjusted Annual Base Rent or payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not previously applied against Rent. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section.

     5. BOOKS AND RECORDS

     Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, which records shall be available to Tenant for inspection at the offices of Landlord upon reasonable prior notice.

     E. Tenant shall pay all sums of money required to be paid pursuant to the terms of this Article V and all other sums of money or charges required to be paid by Tenant under this Lease without set off or deduction. The term "Rent" in this Lease shall be defined to include the Base Annual Rent and all other charges payable by Tenant to Landlord under this Lease. If such amounts or charges are not paid at the time


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

provided in this Lease, they shall nevertheless be collectible with the next installment of Base Annual Rent and Landlord shall have all of the rights available to it at law and equity for the collection of rent to collect such overdue amounts. Landlord's obligations under this Lease are deemed to be independent covenants and not condition precedent to Tenant's obligations under this Lease, including Tenant's obligation to pay Annual Base Rent and all other charges.

VI.  SECURITY DEPOSIT: INTENTIONALLY DELETED


VII. UTILITIES AND SERVICES

     During the term of this Lease, the following utilities shall be furnished to or for the benefit of the Premises.

     A. ELECTRIC AND GAS: Tenant shall, at its own cost and expense, contract directly with the public utility for the electrical and gas service and shall pay for all electricity and gas consumed in the Premises.

     B. HEATING AND AIR CONDITIONING: Landlord shall maintain and repair the heating and air conditioning equipment in the Premises as may be required in Landlord's reasonable judgement. The costs in connection therewith shall be an Operating Expense pursuant to Section V.D. The costs of utilities consumed in the operation of the HVAC system will be paid by Tenant directly to the public utility. Whenever heat generating machines, lighting, equipment, etc. are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises or provide additional conditioned air to the Premises, and the cost (including the cost of installation, operation and maintenance) shall be paid by Tenant to Landlord upon demand.

     C. WATER AND TOILET SERVICE: Landlord shall provide drinking water and toilet facilities in such locations in the Building as Landlord shall determine for use by Tenant, its employees and customers. Tenant shall contract directly with the water and sewer utility companies and pay all water and sewer bills. If the water and/or sewer account cannot be transferred into Tenant's name, Landlord will pay the water and/or sewer charges for the Premises and Tenant will reimburse Landlord for these charges.

     D. JANITORIAL: Landlord shall provide janitorial services to the Premises substantially similar to those provided in other office buildings charging comparable aggregate rent in St. Louis. Tenant shall provide its own interior and exterior window washing.

     E. ELEVATOR SERVICE: Landlord shall provide passenger elevator service in such manner as Landlord shall reasonably determine. Tenant shall comply with all reasonable rules and regulations for elevator service.

     F. PHONE SERVICE: Telephone service and its costs shall be the responsibility of Tenant.

     G. SECURITY: Tenant shall be responsible for providing at its expense any and all security services and devices which it requires or desires.

     H. PARKING: Landlord acknowledges that the Tenant's right to the use of adequate parking for Tenant's use under the Richmond Heights Zoning Code is a


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material inducement to Tenant to enter into this Lease and Landlord grants to
Tenant the non-exclusive right to the use of 136 parking spaces during the term of its Lease or any extension thereof. Tenant's parking shall be limited to the non-exclusive use of the 136 parking spaces identified on Exhibit C-3 to the Interim Parking and Easement Agreement (the "IPEA") recorded in Book 9066 at page 1126 of the St. Louis county Records (a copy of which Exhibit is attached hereto as Exhibit D). Landlord represents that, other than Outback Steakhouse or another tenant utilizing the portion of the Building presently used by Outback Steakhouse, no other Disproportionate User (as defined in the IPEA) shall be permitted in the Building. In addition, Landlord shall not lease any space in the Building to a movie theater, bowling alley, pool hall, skating rink, adult entertainment facility, health club, fitness center, video or other game room. In the event Landlord breaches the representations or covenants herein contained or if the parking described above is not available to Tenant, Tenant may terminate this Lease; provided, however, in the event Landlord is able to secure substitute parking in the immediate vicinity of the Premises or in a location reasonably acceptable to Tenant of not less than the spaces required by the Richmond Heights Missouri Zoning Code within fourteen (14) days of notice from Tenant, Tenant shall not have the termination right contained herein.

     I. NON-LIABILITY: Landlord shall not be liable for, and Tenant shall not be entitled to, any damages or abatement or reduction of rent by reason of Landlord's failure to furnish any utilities or services when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Landlord, nor shall such interruption be construed as a constructive or other eviction of Tenant. Landlord shall not be liable under any circumstances for lost profits or other consequential damages. through or in connection with or incidental to failure to furnish any utilities and/or services, or due to other acts or omissions of Landlord, its employees, agents or contractors. Tenant's sole remedy shall be an abatement of rent and other rental charges and for direct damages.

     Tenant has the right to obtain business interruption insurance or such other policies as may be necessary to protect Tenant against such risks. All policies shall contain a waiver of subrogation endorsement whereby the insurance companies agree to waive their claims against Landlord, its affiliates, subsidiaries, employees, officers and directors.

     J. ADDITIONAL SERVICE: Landlord shall in no event be obligated to furnish any services or utilities, other than those specified above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified above, Tenant shall pay Landlord's then prevailing rates for such services and utilities, within 10 days after receipt of Landlord's invoices thereof. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. No discontinuance of any service pursuant to this section shall result in any liability of Landlord to Tenant or be deemed to be an eviction or a disturbance of Tenant's use of the Premises.


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


IX.  POSSESSION, USE, AND ENJOYMENT

     A. POSITIVE OBLIGATIONS:

     1. The Premises shall be used and occupied by Tenant for general office purposes only and for no other purpose without the prior written consent of Landlord. The Premises shall not be used for intense purposes which require high numbers of personnel for available space such as a call center.

     The Outback Steakhouse lease requires Tenant to agree to the following use restrictions:

     Tenant agrees not to use, or permit the use, of the Premises or any portion thereof, for a full service restaurant, or any facility owning an on-premises wine, beer or liquor license.

     Tenant agrees not to use, or permit the use, of the Premises or any portion thereof, for the operation of a movie theater, bowling alley, pool hall, skating rink, adult entertainment facility, health club, fitness center, video or other game room, video store or theater.

     2. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or required by the condition, use or occupancy of the Premises, or otherwise not related to or otherwise required by Tenant's improvements or acts.

     B. NEGATIVE OBLIGATIONS:

     1. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Landlord approves such acts or use and Tenant agrees to pay any increased premium as a result of such acts or use), or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

     2. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     3. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated.

     4. Tenant shall not do anything in the Premises or Building which would tend to injure the reputation of the Building.

     5. Tenant shall not install anything in the Premises which the floor cannot properly support.

     6. Tenant shall permit no pickets or other labor disturbance in the Building or which block access to the Building.

     7. Tenant shall not store, use, handle, transport or dispose of any hazardous substances (including any petroleum product) of any type or nature, as may be defined by any governmental or agencies' law, order, regulation or standard except those which are reasonably required and are customarily used in offices. Tenant covenants all such substances shall be handled, used, transported, processed and disposed of in accordance with all applicable federal, state and local environmental laws, regulations, standards and ordinances. Tenant shall be solely responsible for obtaining and complying with all permits required for handling, use, transportation, processing and disposal of such substances and shall hold all such permits in Tenant's own name. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, costs, expenses and causes of action, liabilities, judgments and orders, including attorneys' fees, arising out of Tenant's actual or alleged violation of any such law, standard or permit and shall remove all hazardous substances from the Premises at the end of the term and leave the Premises in clean condition, without any contamination from hazardous substances whatsoever. Tenant's obligations under this indemnity shall survive the termination of the Lease. This provision shall be strictly construed against Tenant.

        8. Tenant shall not, without Landlord's prior consent, install in the Premises any machinery which is attached to or becomes part of the Premises including, but not limited to, HVAC equipment, industrial coolers. or vaults. Landlord's consent shall not be unreasonably withheld.

X.   COVENANT OR QUIET ENJOYMENT

     So long as Tenant shall not be in default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

XI.  ASSIGNMENT AND SUBLETTING

     A. Without the prior written consent of Landlord, not to be unreasonably withheld, Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise. Tenant shall not sublet the Premises or any portion thereof without Landlord's prior written consent which may be withheld in Landlord's sole discretion. If Tenant desires to enter into any assignment of the Lease or sublease of the Premises, Tenant shall deliver written notice thereof to Landlord, together with a copy of the proposed assignment or sublease agreement at least 60 days prior to the commencement date of the term of the proposed assignment or sublease. In making its determination of whether to consent to any proposed assignment Landlord may take into consideration the business reputation and credit worthiness of the proposed assignee, the intended use of the Premises by the proposed assignee, the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed assignee, the hours of operation of the proposed assignee, the density of the employees (e.g. call centers) of the proposed assignee, and any other factors which Landlord shall deem relevant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease, and Tenant shall pay Landlord any consideration received by the Tenant from the assignee or subtenant for the entering into of the assignment or sublease and in addition thereto on the first day of each month during the term of the assignment or sublease, the excess of all rent and other consideration due from the assignee or subtenant for such month over the Annual Base Rent due under this Lease for said month (proportionately adjusted in the event of a sublease of a portion of the Premises).

     B. In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease.

     C. In the event Landlord shall consent to a sublease or assignment, Tenant shall pay Landlord's reasonable attorney's fees and other reasonable expenses incurred in connection with giving such consent, not to exceed $1,500.00.

     D. If Tenant or the Guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange or nationally in the National Association of Securities Dealers over the counter market, then the following shall constitute an assignment of this Lease for all purposes of this Section: (i) the merger, consolidation or reorganization of such corporation; and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the Guarantor of this Leases or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor of this Lease, except any such transfer by inheritance or testamentary disposition. If Tenant or the Guarantor of this Lease, if any, is a joint venture, partnership, limited liability company, or other association, then for all purposes of this Section, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five percent (25%) interest, or the termination of any joint venture, partnership, limited liability company or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition.

     E. Notwithstanding anything to the contrary contained elsewhere in this
Article XI, the Tenant may, without Landlord's prior consent:

        (i) Assign or sublease this Lease, or sublet all or any part of the Premises to its parent corporation or to any affiliate of Tenant. As used in this subsection: the term "parent" means any entity that controls Tenant; and the term "affiliate" means any entity which is directly or indirectly controlled by or controlling any parent or subsidiary of Tenant. The terms "control" and "controlled by" and "controlling" shall have the meanings given those terms under the federal securities laws. Such assignee or sublessee shall remain the parent or affiliate of Tenant, as the case may be, throughout the remainder of the Lease term.

        (ii) Assign or sublease this Lease to any corporation into which or with which Tenant or its parent may merge or to any corporation or other business entity or to any company which may result from a reorganization or consolidation by or with Tenant, or to which Tenant shall sell all or substantially all of its assets r all or substantially all of its corporate shares, provided that such resulting corporation or assignee or sublease corporation in the case of a sale to a third party is a reputable retailer with experience in operating restaurants and has a net worth equal to or greater than Tenant's net worth as of the date of this Lease and the date of the assignment or subletting.

It shall be a condition of any assignment, other transfer, or subletting permitted under this Article XI that the assignee, transferee, or tenant agree directly with the Landlord, in form reasonably satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay Rental and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting. As an additional condition, the transferring Tenant shall remain jointly and severally liable for all Tenant obligations hereunder, including, without limitation, the obligation to pay the Rental and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting. Tenant shall give Landlord thirty (30) days prior written notice of any such assignment or sublease, which notice contains all information and documentation Landlord requires to satisfy itself as to the above three (3) conditions; and shall give Landlord a copy of the executed sublease or assignment agreement within fifteen (15) days after the execution thereof.

        (F) Any rents received from any permitted assignee or sublessee in excess of the rents reserved hereunder shall be paid by Tenant to Landlord as consideration for the right to assign or sublet. Such rents shall not include consideration reasonably attributable to goodwill, inventory, furniture or equipment or the Unamortized Cost of Tenant's Work (after deducting the amount of the Construction Allowance).

        (G) Anything herein to the contrary notwithstanding, Landlord's consent shall not be required for any public offering of stock in Tenant or its Guarantor through a nationally recognized exchange.

XII. MAINTENANCE

     A. Landlord's Obligations: Landlord shall maintain the entrance, exterior, roof, structural elements, parking lot, common areas outside the building structure, landscaped areas, the interior of the Premises which Landlord constructed including ceilings, light fixtures, walls, floor slab, all doors, exterior windows, all plumbing pipes, electrical wiring, heating, ventilating and air conditioning equipment, and switches, in a first class condition in such manner as Landlord in its sole discretion shall determine. All of Landlord's maintenance and repair expenses shall be treated as Operating Expenses under
Section V.D. of this Lease. Tenant shall reimburse Landlord for the cost of performing any of said maintenance or repairs caused by the negligence or improper acts or omissions of Tenant, its employees, agents, subtenants, contractors or invitees.

     B. Tenant's Obligations: Notwithstanding anything in subsection A. above, Tenant at Tenant's sole cost and expense shall maintain, repair and replace as may be necessary all portions of the Premises constructed by Tenant as described in Exhibit A of this Lease, including without limitation the floor and wall coverings, interior glass, painting, replacement of bulbs and ballasts, and keeping plumbing lines clear to the point of connection with the common sewer main. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     C. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

     D. Operating Expense Limitations.

        (1) The building, of which the Premises are a part, will be managed by a management company selected by Landlord and Operating Expense services will be performed by third parties selected by Landlord. Landlord estimates that for the Base Year (November 2000 - October 31, 2001), Operating Expenses will be in a range of $3.50 to $5.50 per square foot (exclusive of real estate taxes, utilities or insurance).

        (2) If, in Tenant's reasonable business judgment, Operating
Expenses increase excessively during a Lease Year, Tenant will notify Landlord, describing in detail the increase or increases, and Landlord will work with the Tenant to resolve Tenant's concern which will include, but not be limited to, securing two competitive bids for the service or services which are in question.

        (3) During any Lease Year if, in Tenant's reasonable judgment, Landlord fails to provide the services which it is required to provide under the terms of the Lease, Tenant shall notify Landlord in writing, describing in detail the problem with the service or services and Landlord shall have thirty (30) days thereafter in which to remedy the problem.

XIII. INITIAL CONSTRUCTION AND ALTERATIONS

     Tenant shall not, without the prior written consent of Landlord, make or cause to be made any alterations, improvements, additions or installations ("ALTERATIONS") in or to the Premises. If any proposed ALTERATION is of such a nature that the cost of its removal and/or restoring the Premises for future use or releasing would be material, Landlord may withhold its consent to such ALTERATION unless Tenant agrees to remove such ALTERATION and restore the physical integrity of the Premises at the end of the term. If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval architectural plans and specifications, names and addresses of all contractors, copies of all contracts, necessary permits and licenses, certificates of insurance against any and all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's work in the Premises, all in such form and amount as may be satisfactory to Landlord. Tenant agrees to indemnify, defend and hold Landlord, its mortgagees, the managing agent and their respective agents and employees forever harmless against all injuries, damages, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld). Tenant shall pay the cost of all such work and the cost of decorating the Premises and the Building occasioned thereby. Upon completion of such work, Tenant shall furnish Landlord with contractors', subcontractors', and material suppliers' affidavits and full and final waivers of lien covering all labor and materials expended and used in connection therewith. All such work shall be in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials. Tenant shall permit Landlord, if Landlord so desires, to inspect construction in connection with such work; provided, however, that such inspection or right to inspect by Landlord or approval of plans by Landlord shall not constitute any warranty by Landlord to Tenant or third parties of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations, improvements, additions and permanent installations to or on the Premises (other than safes and vaults which shall remain the property of the Tenant and shall be removed from the Premises at the end of the term) shall become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant.

XIV. LIENS

     Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the land upon which the Building is situated, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant immediately either shall have such lien or claim for lien released of record or shall deliver to Landlord a bond in form, content, amount, and issued by surety satisfactory to Landlord indemnifying Landlord, its mortgagees and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and reasonable attorney's fees.

XV.  INDEMNITY AND WAIVER

     After delivery of the Premises and continuing during the term of this Lease, Tenant agrees to defend, indemnify and hold harmless Landlord, any mortgagee, ground lessor, Landlord's managing agent, Landlord's broker and their respective agents and employees, against any and all injuries, damages, claims, demands, costs and expenses of every kind and nature (including attorneys' fees), including those arising from any injury or damage to any person, property or business: (a) sustained in or about the Premises, (b) resulting from the negligence of Tenant, its employees, agents, servants, invitees, licensees or subtenants, or (c) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant's obligations under this section shall not apply to injury or damage resulting from the sole negligence of Landlord, any mortgagee or ground lessor, Landlord's managing agent, Landlord's broker or their respective agents and employees, or the failure of Landlord to perform its obligations hereunder. If any such proceeding is brought against Landlord or the parties listed above or their respective agents or employees, Tenant covenants to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord.

     Subject to the above paragraph, Landlord agrees to defend, indemnify and hold harmless Tenant and its respective agents and employees, against any and all injuries, damages, claims, demands, costs and expenses of every kind and nature (including attorneys' fees), arising from any injury or damage to any person, property or business resulting from the negligence of Landlord, its employees, agents, or contractors, or resulting from the failure of Landlord to perform its obligations under this Lease. If any such proceeding is brought against Tenant or its respective agents or employees, Landlord covenants to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Tenant.

     Unless caused by the sole negligence of Landlord, any mortgagee or ground lessor, Landlord's managing agent, Landlord's broker or their respective agents and employees, or the failure of Landlord to perform its obligations hereunder, Landlord shall not be liable or responsible for any personal property of Tenant, or of employees, agents, customers or other invitees of Tenant, wherever located in or about the Premises of the Building, and shall not be liable for any damage to or loss of such personal property arising from any act or neglect of any other tenants of the Building or their employees, customers, agents, or other invitees, or any other persons, or from the bursting, running, over-flowing, or leaking of any tank, sewer, water pipe, stream pipe or boiler, or from heating or plumbing fixtures or from electric wires or from gas or odors in or about the Premises or in or about the building. Tenant acknowledges that portions of the Premises are under the Outback Steakhouse restaurant and that leakage may, from time to time, occur. Tenant shall not store high value items in this area and shall take necessary precautions against occasional leakage. All of Tenant's property stored in the unfinished portion of the basement will be at the sole risk of Tenant and Tenant shall make no claim against Landlord or its employees or officers on account of damage to such property.

     To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, any mortgagee or ground lessor, Landlord's managing agent and their respective agents and employees for injury or damage to persons, property or business sustained in or about the Building or Premises by Tenant, its agents, employees or invitees due to lack or failure of security.

XVI. DEFAULT

     A. EVENTS OF DEFAULT

     Each of the following shall constitute a breach of this Lease by Tenant:
Tenant's failure to pay any installment of Rent within ten (10) days after written notice that such payment is overdue (Tenant acknowledges that Base Rent is due on the first of the month and that this provision shall not be construed to allow Tenant an additional 10 days each month to pay Base Rent); Tenant's failure to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and such default is not cured within thirty (30) days after written notice thereof to Tenant (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof); the interest of Tenant in this Lease being levied upon under execution or other legal process; the filing of a petition by or against Tenant to declare Tenant bankrupt, or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act and the same is not dismissed within sixty days thereafter, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or any other action taken to reorganize or modify Tenant's capital structure, or for the dissolution of Tenant; the declaration or finding that Tenant is insolvent by law; any assignment of Tenant's property for the benefit of creditors; the appointment of a receiver for Tenant or Tenant's property; or the abandonment of the Premises.

B.   LANDLORD'S REMEDIES

     In the event of any breach of this Lease by Tenant, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, and recover immediately the amount by which all current and future rent and all other charges and monetary obligations due hereunder during the remainder of the original lease term exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and all other damages to which Landlord is entitled under law, specifically including, without limitation, all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), or (b) terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If a sufficient sum not be realized therefrom after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment when due of Rent and other charges reserved under this Lease for any monthly period, then Tenant shall pay Landlord, a sum equal to the amount of Rent and other charges due under this Lease for each such monthly period, or if the Premises have been relet, Tenant shall pay any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to this subsection (b), to terminate Tenant's right of possession only without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation if Tenant under this Lease. At any time thereafter Landlord may elect to terminate this Lease and be entitled to damages as provided above.

C.   LANDLORD'S DEFAULT

     In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), then in that event Landlord shall be responsible to Tenant for any and all direct damages (but not consequential or speculative damages) sustained by Tenant as a result of Landlord's breach.

     If the Building or any part thereof are at any time subject to a ground lease, mortgage or a deed of trust and Tenant is give written notice thereof, including the address of such party, then Tenant shall give written notice to such party of any default by Landlord, specifying the default in reasonable detail and affording such party a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said party has made performance on behalf of Landlord such default shall be deemed cured.

XVII. BANKRUPTCY OR INSOLVENCY

     A. In the event the Tenant shall become a Debtor under Chapter 7 of the Bankruptcy code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of "B" and "D" hereof are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty
(60) days after filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

     B. In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within seventy-five (75) days from the date of filing of the Petition under Chapters 11 or 13, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In- Possession to assume this Lease, whether under Chapters 7, 11, or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

     1. The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

        a. Within ten (10) days from the date of such assumption, the Trustee will cure all monetary defaults under this Lease; and,

        b. Within thirty (30) days from the date of such assumption, the Trustee will cure all non-monetary defaults under this Lease.

     2. The Trustee or the Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

     3. The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession's obligations under this Lease, provided, however, that:

        a. The Trustee or Debtor-In-Possession shall also deposit with Landlord as security for the timely payment of rent, an amount equal to three (3) months rent and other monetary charges accruing under this Lease; and,

        b. If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date Base Annual Rent is payable and in monthly installments thereafter amounts equal to in one-twelfth (1/12th) of Tenant's annual obligations under this Lease for operations and maintenance charges, electric charges, taxes and other similar charges.

        c. The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

     4. The assumption of the Lease will not:

        a. Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Building; or,

        b. For purposes of this Article, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

                (i) The Trustee or the Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises properly staffed with sufficient employees to conduct a fully-operational business on the Premises; and,

                (ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-In-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-In-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

     C. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Section "B" hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to do so terminate by no later than thirty (30) days after the occurrence of either of such events.

     D. If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the terms and provisions of Sections A or B herein, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section D of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

     For purposes of this Section D, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

        1. The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

        2. The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

        3. Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

     E. When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises of any portion thereof, such charges shall not be less than the Annual Base Rent as defined in this Lease and other monetary obligations of Tenant for the payment of operation and maintenance charges, electric charges, taxes and similar charges.

     F. Neither Tenant's interest in the lease, nor any estate of Tenant hereby created, shall pass to any Trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (herein- after referred to as the "state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

     G. In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant's obligations hereunder (hereinafter referred to as the "guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant or the guarantor shall be appointed under state law by reason of Tenant's or the guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or the guarantor's property for the benefit of creditors under state law; then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

XVIII. SURRENDER AND HOLDING OVER

     Upon expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, or any part thereof, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted. Notwithstanding anything in the Lease to the contrary, Tenant shall remove at its expense all safes and vaults and repair any damage caused by such removal. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all moveable personal property of Tenant, provided Tenant immediately shall repair all damage resulting from such removal. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove all of Tenant's moveable personal property, as aforesaid, Landlord may remove any of such property therefrom without any liability to Tenant. All movable personal property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord without any cost or credit therefor and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property.

     Tenant shall pay Landlord one and one-half times the adjusted Annual Base Rent then applicable for each month or portion thereof Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord hereinbefore or by law provided.

XIX. DAMAGE BY FIRE OR OTHER CASUALTY

     A. SUBSTANTIAL UNTENANTABILITY

     If the Building or the Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to: (a) terminate this Lease as of the date of the fire or other casualty by giving Tenant written notice thereof within 90 days after said date; or (b) proceed to repair or restore the Building or the Premises, other than floor and wall treatment, and personal property paid for or installed by Tenant. Landlord shall not exercise its right to terminate this Lease pursuant to (a) above unless (i) the Premises are substantially destroyed, or (ii) the Premises are damaged to the extent of

20% of its replacement cost by a casualty not insured against or required to be insured against, or (iii) if the Premises are damaged to the extent of 20% of its replacement costs during the last 2 years of the Lease term.

     If Landlord elects to proceed pursuant to subsection (b) above, Landlord shall notify Tenant thereof within 90 days after the date of such fire or other casualty, which notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. In the event such estimate indicates that the time so required will exceed 270 days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to Landlord not later than 20 days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 270 days, or if Tenant fails to exercise its right to terminate this Lease, as aforesaid, this Lease shall remain in force and effect. If this Lease is not terminated Tenant shall restore all of the floor and wall covering, fixtures, carpeting, and personal property which it originally installed or paid for.

     Landlord, at its sole option, may elect to cause Tenant to make such repairs and restoration, in which event Tenant shall promptly complete the same and Landlord will make available to Tenant for the sole purpose of reconstruction of the Premises the insurance proceeds received by Landlord from its insurance carrier. In the event of any such reconstruction by Tenant, an architect duly registered in Missouri shall be selected by Landlord and shall direct the payment of such insurance proceeds. Such insurance proceeds shall be payable to Tenant only upon receipt by Landlord of certificates of said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant for expenditures actually made by Tenant in connection with such work. At the election of Landlord, direct payments may be made to material suppliers and laborers upon written certification by said architect that such payments are due and payable. Any such insurance proceeds in excess of Tenant's actual expenditures in restoring the damage or destruction shall belong to Landlord.

     B. INSUBSTANTIAL UNTENANTABILITY

     If the Premises or the Building are damaged by fire or other casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises, other than the wall and floor covering and personal property paid for or installed by Tenant (which Tenant shall repair and restore), unless such damage occurs during the last 12 months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Tenant within 30 days after the date of such fire or other casualty.

     C. RENT ABATEMENT

     If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, the Annual Base Rent and other charges shall abate for that part of the Premises which is untenantable calculated on a square foot and per diem basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform.

XXI. EMINENT DOMAIN

     A. TAKING OF WHOLE

     In the event the whole or any substantial part of the Building or the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Annual Base Rent shall be apportioned as of said date.

     B. TAKING OF PART

     In the event a part of the Building or the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and the Premises are no longer suitable for its business purpose, either Tenant or Landlord shall have the right to terminate this Lease effective the date of taking by giving the other party written notice within 30 days of the date of taking. In the event this Lease is not terminated; Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale allocated to the Premises in a fair and equitable manner, shall make necessary repairs and restorations to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural unit. In the event of a partial taking or condemnation of the Premises and/or Building as herein provided, the rentable area of the Premises and/or Building as specified in this Lease shall be reduced for all purposes under this Lease by the number of square feet of rentable area of the Premises and/or Building so taken or condemned and Rent shall be proportionately reduced.

     C. COMPENSATION

     Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to fixtures and other personal property, unamortized cost of Tenant's leasehold improvements in excess of the Construction Allowance (amortization to be on a straight line basis over the initial term of the Lease) and for relocation expenses, provided such does not in any way reduce Landlord's award.

XXII. INSURANCE

     A. Tenant, at Tenant's expense, agrees to maintain in force from the date the Premises are delivered to Tenant and continuing throughout the Term: (1) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount equal to $3,000,000 combined single limit for bodily injury, personal injury or death to one or more person or persons and for damage to property, including water and sprinkler damage; and (2) Fire Insurance, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all equipment, fixtures, contents, wall and floor coverings and all of Tenant's personal property in the Premises.

     B. The liability policy shall name Landlord, Landlord's related entities, Landlord's mortgagee and ground lessor, the managing agent and their respective agents and employees as additional insureds. Each policy shall be issued by one or more responsible insurance companies reasonably satisfactory to Landlord and shall contain the following provisions and endorsements: (i) that such insurance may not be canceled or amended without 30 days prior written notice to Landlord and Landlord's mortgagee and ground lessor; (ii) an express waiver of any right of subrogation by the insurance company against Landlord, Landlord's mortgagee and/or ground lessor, the managing agent and their respective agents and employees; and (iii) that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. All liability policies shall contain a provision that the Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of Tenant's negligence. Tenant's policies shall be primary policies not contributing with and not in excess of coverage which Landlord may carry.

     C. Tenant shall deliver to Landlord, certificates of insurance of all policies and renewals thereof to be maintained by Tenant hereunder, not less than 10 days prior to the Commencement Date and not less than 10 days prior to the expiration date of each policy.

     D. The Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage to the Premises or the building of which it is a part or the contents suffered by the Landlord or the Tenant, as the case may be, arising from any risk covered by the insurance they carry or are required to carry. This waiver shall not apply to loss or damage of property unless the loss or damage occurs during the time the insurance policies of a party contain, at no additional cost, a waiver of subrogation endorsement or if extra costs shall be charged, so long as the other party pays the extra cost. All of Landlord's and Tenant's casualty policies shall contain such an endorsement if it is available, subject to the above sentence regarding extra costs.

XXIII. RULES AND REGULATIONS

     A. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the following rules and regulations and with all reasonable modifications and additions thereto which Landlord may from time to time make: (1) No sign, lettering, picture, notice, advertisement or other item shall be placed on any outside window or in a position to be visible from outside the Building; (2) Tenant shall not use the name "The ESQUIRE OFFICE Building" for any purpose other than Tenant's business address; (3) Tenant shall not use the name "The ESQUIRE OFFICE Building" for Tenant's business address after Tenant vacates the Premises; (4) Tenant shall not use any picture or likeness of the Building in any circular, notices, advertisements or correspondence without Landlord's consent not to be unreasonably withheld; (6) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed nor shall objects be placed against or upon glass partitions, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building;
(7) No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises; (8) Room to room canvasses to solicit business from other tenants of the Building are not permitted; (9) Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air conditioning systems; (11) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks; (12) Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured; (13) Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in this section and the other portions of this Lease; (14) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel; (15) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and cost; (16) Tenant shall not in any manner deface or damage the Building; (17) Inflammable material such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous nature or any materials which are considered hazardous under any law, ordinance, order or directive are not permitted in the Building or the Premises; (18) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity; (19) To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent; (20) Tenant shall not enter into or upon the roof or basement of the Building or any heating, ventilation, air conditioning, mechanical or elevator machinery housing areas; (21) Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Building, without the prior written consent of Landlord; (22) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises except for employee use as may be found in typical offices; (23) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; (24) Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises; (25) Tenant shall not permit objectionable odors or vapors to emanate from the Premises; (26) Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry; and (27) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

     B. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants.

XXIV. LANDLORD'S RIGHTS IN REGARDS TO BUILDING

     Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease), without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) To change the Building's name or street address upon 30 days prior written notice to Tenant;
(2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the premises to prospective tenants at reasonable hours during the last 12 months of the Term; (5) To limit the use of portions of the common areas of the Building (including elevators and/or toilet rooms) to only designated tenants or occupants of the

Building and to change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (8) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (9) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission under such regulations as Landlord prescribes for non- normal hours and for security purposes; (10) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof; (11) To retain at all times master keys or pass keys to the Premises;
(13) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which service other parts of the Building; and
(14) To change the shape, size, number of floors, and eliminate or add any improvements to any portion of the Building in a manner that does not materially and adversely affect the Premises.

XXV. ESTOPPEL CERTIFICATE

     Tenant shall from time to time, upon not less than 20 business days prior written request by Landlord or any mortgagee deliver to Landlord or such mortgagee a statement in writing certifying: (a) That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease as modified, is in full force and effect; (b) The amount of Annual Base Rent then payable hereunder and the date to which Rent has been paid; (c) That Landlord is not in default under this Lease, or, if in default, a detailed description of such default(s); (d) That Tenant is or is not in possession of the Premises, as the case may be; and (e) Such other information as Landlord may reasonably request.

XXVI. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

     This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any ground or underlying lease of the land and/or the Building now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of any mortgage or deed of trust now or hereafter existing against the land and/or the Building, which may include other land and/or buildings and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such further instruments subordinating this Lease to any such ground or underlying lease or to the lien of any such mortgage or deed of trust as may be requested in writing by Landlord from time to time. Tenant acknowledges that its title is and always shall be subordinate to the title of the owner of the land and the Building, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of the owner of the land or the Building. Tenant's obligation to subordinate this Lease to any future ground lessor or lender shall be conditioned upon the ground lessor or lender agreeing to recognize this Lease in the event of a default or foreclosure provided Tenant is not in default past the period to cure, and such recognition does not decrease Tenant's rights or increase Tenant's obligations.

     If any ground or underlying lessor or mortgagee or trustee of deed requires that this Lease be prior rather than subordinate, Tenant shall promptly and without charge execute a document effecting and/or acknowledging such priority and the Tenant's attornment obligation.

     In the event of the cancellation or termination of any such ground or underlying lease in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage or deed of trust by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground or underlying lessor, mortgagee, holder of the deed of trust, or purchaser in foreclosure as Tenant's Landlord under this Lease so long as Tenant's rights under its lease are recognized and its obligations thereunder are not increased and provided such ground or underlying lessor, mortgagee, holder of the deed of trust, or purchaser in foreclosure agrees that Tenant shall have the right to remain in possession of the Premises under this Lease and the terms and conditions thereof. Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, mortgagee, holder of the deed of trust, purchaser, or their successors, any instrument to further evidenced such attornment. Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground or underlying lease termination, or mortgage or deed of trust foreclosure.

     If, in connection with the procurement, continuation or renewal of any financing for which the Building or of which the interest of the lessee therein under a ground or underlying lease, represents collateral in whole or in part, the lender or ground or underlying lessor shall request reasonable modifications of this Lease. Tenant will not unreasonably withhold its consent provided such modifications do not increase Tenant's obligations or reduce Tenant's rights under this Lease.

XXVII. NOTICES

     Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail, return receipt requested, addressed if to Tenant at the Premises with a copy to Thomas R. Howley, Vice President & General Counsel, Panera Bread Company, 159 Overland Road, Waltham, Massachusetts 02451 and if to Landlord to the address set forth for Landlord in Section I of the Lease. Either party may change such address by written notice to the other.

     Prior to the occupation of the Premises by Tenant for its business operation, notices to Tenant shall be sent to 7930 Big Bend Blvd., St. Louis, Mo. 63119 with a copy to Thomas R. Howley, Vice President & General Counsel, Panera Bread Company, 159 Overland Road, Waltham, Massachusetts 02451.

XXVIII. OPTION TO EXTEND

     Provided Tenant is not in default beyond any applicable cure period, or such default has been waived by Landlord, at the time Tenant exercises its option or at the time the then current term expires and further provided Tenant has not assigned the Lease or sublet the Premises in a transaction requiring Landlord's consent as set forth in Article XI, Tenant shall have the right and option to extend the term of this Lease for two renewal periods of five years each. Tenant shall give Landlord written notice exercising Tenant's option to extend the term of this Lease not less than nine months prior to the expiration of the then current term. If not given in a timely manner, the option(s) to extend will be of no force or effect.

     During each option period the Annual Base Rent shall be at the then prevailing fair market rental rate (hereinafter referred to as "Market Rental Rate"), based upon the price for comparable space in Class B buildings in the St. Louis suburban area, as of the commencement date of the intended renewal term, taking into consideration, without limitation, such relevant factors as the base year for calculating Tenant's obligation with respect to increases in Taxes and Operating Expenses and the amounts of these charges, the use of the Premises as general office, the condition, quality, size and utility of the Premises, and the caliber and financial strength of Tenant. In no event shall the Market Rental Rate be less than the Annual Base Rent for the last year of the Lease term prior to the Option period in question. Landlord shall notify Tenant of Landlord's determination of Market Rental Rate within fifteen days after receipt of Tenant's notice exercising its option. In the event Tenant disagrees with Landlord's determination of Market Rental Rate, Tenant shall notify Landlord in writing of same, along with Tenant's written proposal of Market Rental Rate, within fifteen days after receipt of Landlord `s determination. If the parties cannot agree upon a Market Rental Rate within fifteen business days after Landlord's receipt of Tenant's notice, the parties agree to have the Market Rental Rate determined by the process set forth below.

        (1) Each of Landlord and Tenant shall engage an appraiser who is a member of the American Institute of Real Estate Appraisers (an "MAI APPRAISER") within twenty (20) days after Landlord's receipt of Tenant's notice .

        (2) Each MAI Appraiser shall determine the Market Rental Rate within thirty (30) days after the appointment of the last of the two. If the appraisals are within 10% of each other the MAI Appraisers appointed by Landlord and Tenant shall choose a third MAI Appraiser within fifteen (15) days and shall notify Landlord and Tenant of such choice. Each party shall bear the cost of its appointed MAI Appraiser and shall share equally the cost of the third MAI Appraiser. If the two appraisals are not within 10% of each other then each of the parties shall pick a new MAI Appraiser and start the process over until the two appraisals are within 10% of each other.

        (3) The third MAI Appraiser shall appraise the property and determine the Market Rental Rate within thirty (30) days after its appointment and shall notify Landlord and Tenant thereof.

        (4) The average of the two highest appraisals shall become the Market Rental Rate for the option period.

        (5) The Market Rental Rate, as determined by the foregoing procedure, shall be binding upon Landlord and Tenant.

XXIX. MISCELLANEOUS

     A. Waivers. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this lease shall be a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time. Without limiting the generality of the foregoing, if any restriction contained in this lease for the benefit of either party shall be violated, said party, without waiving any claim for breach of agreement against the other party, may bring such proceedings as it may deem necessary, either at law or in equity, in its own name or in the name of the other party, against the person violating said restriction.

     B. Headings. The headings for the various provisions of this lease are used only as a matter of convenience for reference, and are not to be considered a part of this lease or to be used in determining the intent of the parties to this lease.

     C. Attorney's Fees. In the event that the Landlord should institute any suit against Tenant for violation of any of the covenants or conditions of this lease or for recovery of possession of the Demised Premises, or should the Tenant institute suit against Landlord for violation of any of the covenants or conditions of this lease, or should either party intervene in any action or proceeding in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party shall be entitled to reasonable fees of its attorneys, related expenses, and court costs.

     D. Construction of Language. The language in all parts of this lease shall in all cases be construed as a whole and simply according to its fair meaning and not strictly for or against either the Landlord or the Tenant, and the construction of this lease and any of its various provisions shall be unaffected by any claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either party.

     E. Governing Law. This lease shall be governed by and construed in accordance with the laws of the State of Missouri.

     F. Time. Time is of the essence of this lease and each and all of its provisions.

     G. This Instrument. This lease shall not be modified in any way except by a writing subscribed by both parties.

     H. Access to Premises. Tenant shall permit Landlord and the holder of any mortgage or deed of trust or its or their agents to enter the Premises at all reasonable hours for the purpose of inspection of both the Premises and the equipment therein; or making repairs that Tenant may neglect or refuse to make in accordance with the agreements, terms, covenants and conditions hereof; for the purpose of showing the Premises to persons wishing to purchase or make a mortgage loan upon the same; for posting notices of non-responsibility in connection with alterations and construction (which notices shall not be removed by Tenant until after the expiration of the statutory lien period); and at any time within one (1) year prior to the expiration of the term to persons wishing to rent the Premises.

     I. Sale or Conveyance by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability on any of the covenants or conditions, express or implied, herein contained in favor of Tenant, provided said transferee agrees to abide by and to perform all of the obligations of Landlord under this lease subsequent to such transfer, and in such event, Tenant agrees to look solely to the responsibility of the successor in interest of the Landlord in and to this lease.

     Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed by Landlord and Tenant that there shall be absolutely no personal liability on the part of Landlord, or its successor, or any partners, shareholders, beneficiaries, employees, or officers of Landlord, or its successor, with respect to any of the terms, conditions and covenants of this Lease, and that Tenant shall look solely to the interest of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any terms, conditions and covenants of this Lease to be observed or performed by Landlord.

     J. Interpretation. It is agreed that if any provision of this lease or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this lease or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     K. Successors and Assigns. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this lease, shall mean, where the context required or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. The agreements and conditions in this lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns, and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its heirs, legal representatives, successors and assigns. If Tenant shall be more than one person, the obligations of Tenant shall be joint and several.

     L. Delays. In any case where either party hereto is required to do any act, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, difficulties in obtaining proper zoning, environmental or other permits, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time" (financial inability excepted). In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

     M. Self Help. If Tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed other than an obligation to pay money, and shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor or hold Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

     N. If Tenant shall fail to pay, when due, any installment of Annual Base Rent or any other charge, such unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment. If any installment of Annual Base Rent or any other charge is not received within five (5) business days of the due date, there shall be a late payment fee equal to 2 1/2 percent of the overdue amount.

     O. Landlord represents that:

        (a) If Landlord is a corporation, Landlord represents and warrants that Landlord is duly organized, validly existing, in good standing in the state of its incorporation, and has all requisite power and authority to own and lease property and conduct business in the state where the Premises are located, and each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and delivery this Lease on behalf of Landlord;

        (b) Landlord represents and warrants that this Lease is binding on Landlord in accordance with its terms;

        (c) Landlord represents and warrants that Landlord is the fee owner of the Premises subject only to items of record;

        (d) Landlord represents and warrants that Landlord has no knowledge of
(i) enacted, pending or proposed condemnation proceedings or other governmental action, (ii) pending or threatened litigation relating to or affecting the Premises, (iii) current or proposed plans to alter access to the Premises, or
(iv) the presence on the Premises of anything dangerous to humans such as Hazardous Materials, which would adversely affect the construction of Tenant Improvements or the conduct of Tenant's permitted uses on the Premises.

     P. Broker

        (a) Landlord and Tenant agree that the only broker employed in this transaction was Johnson Group and Schlafly Corporation, and Landlord agrees to pay said brokers for any and all commissions and fees as agreed upon between them.

        (b) Landlord and Tenant represent and warrant, each to the other, that they have had no dealings with any other broker or agent in connection with this lease, and Landlord and Tenant covenant to hold harmless and indemnify Tenant or Landlord, as the case may be, from and against any and all costs, expense or liability for any damaged (including attorney's fees and expenses), compensation, commissions and charges claimed by any broker or agent with respect to this lease or the negotiation thereof, arising out of Landlord's and/or Tenant's conduct or conversation, as the case may be.

     Q. The Tenant represents that it has full right and authority to enter into this lease and by doing so violates no existing agreement or indenture to which it is a party or which it is bound or affected, or, if Tenant is a corporation, any provisions of its Articles of Incorporation, By-Laws or other governing or enabling documents or regulations and that the execution and delivery of this lease has been duly authorized by the Tenant's Board of Directors; and upon request of Landlord, Tenant will deliver to Landlord a true, correct and certified copy of the enabling resolutions adopted by Tenant's Board of Directors.

     R. THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. Any alleged default, claim or controversy arising out of or related to this Lease or the breach thereof shall be submitted to and settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The cost of such arbitration shall be allocated between the parties by the arbitrator or arbitrators. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with the laws of Missouri. This arbitration provision shall not apply to any disputes regarding Article VII.H. of the Lease.

     S. Attached hereto and forming a part of this Lease by and between Bachelor Foods, Inc., Landlord, and Panera, Inc. Tenant, is a Guaranty executed by Panera Bread Company.

     T. THIS WRITING CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ANY PRIOR STATEMENT, AGREEMENT OR REPRESENTATION AND NO AGENT, REPRESENTATIVE, SALESMAN OR OFFICER OF LANDLORD HAS AUTHORITY TO MAKE, OR HAS MADE, ANY STATEMENT, AGREEMENT OR REPRESENTATION, EITHER ORAL OR WRITTEN, IN CONNECTION HEREWITH, MODIFYING, ADDING, OR CHANGING THE TERMS AND CONDITIONS HEREIN SET FORTH. NO MODIFICATION OF THIS LEASE SHALL BE BINDING UNLESS SUCH MODIFICATION IS IN WRITING AND SIGNED BY BOTH PARTIES.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease the day and year first above written.

LANDLORD                                   TENANT

BACHELOR FOODS, INC.                       PANERA, INC.


By:                                        By:
   ---------------------------                ---------------------------
         Eric P. Bachelor                           William W. Moreton
         President                                  Senior Vice President

                                                        and

                                           By:
                                              ---------------------------
                                                    Michael J. Kupstas
                                                    Assistant Secretary

STATE OF MISSOURI          )
                           ) SS
COUNTY OF ST. LOUIS        )

     Be it remembered that on this ____day of September, 2000, before me, a notary public in and for the county and state aforesaid, came Eric P. Bachelor, the President of Bachelor Foods, Inc. a Kentucky corporation, who is personally known to me to be such officer, and who is personally known to be the person who executed as such officer the within instrument of writing on behalf of such corporation, and person duly acknowledged the execution of the same to be the act and deed of said corporation.

                                                  -----------------------------
                                                           Notary Public

My Commission Expires:




STATE OF MISSOURI          )
                           ) SS
COUNTY OF ST. LOUIS        )


     Be it remembered that on this ______day of September, 2000, before me, a notary public in and for the county and state aforesaid, came William W. Moreton, Senior Vice President of Panera, Inc., a Delaware corporation, who is personally known to me to be such officer, and who is personally known to be the person who executed as such officer the within instrument of writing on behalf of such corporation, and person duly acknowledged the execution of the same to be the act and deed of said corporation.

                                                 ------------------------------
                                                          Notary Public

My Commission Expires:



STATE OF MISSOURI          )
                           ) SS
COUNTY OF ST. LOUIS        )


     Be it remembered that on this ______day of September, 2000, before me, a notary public in and for the county and state aforesaid, came Michael J. Kupstas, Assistant Secretary of Panera, Inc., a Delaware corporation, who is personally known to me to be such officer, and who is personally known to be the person who executed as such officer the within instrument of writing on behalf of such corporation, and person duly acknowledged the execution of the same to be the act and deed of said corporation.

                                                  ------------------------------
                                                           Notary Public

My Commission Expires:

                                    EXHIBIT A

                                   WORK LETTER

THIS WORK LETTER is entered into by and between Landlord and Tenant and shall be deemed a part of and a supplement to the Lease. Landlord and Tenant agree as follows:

1. LANDLORD'S WORK: Landlord has no construction obligations in regards to the Premises. Tenant has inspected the Premises and the building and accepts them in an "AS IS" condition with no representations or warranties of any kind by Landlord except as expressly provided in this Lease.

2. TENANT'S WORK: Tenant shall perform a complete build-out of the Premises so that the Premises are comparable to other new suburban first class office space in the St. Louis metropolitan area. The quality of the finishes and buildout shall be subject to the review and approval of Landlord, which may be withheld in its reasonable discretion. Tenant's general contractor must use Kent Plumbing as its plumbing subcontractor.

3. PREPARATION AND APPROVAL OF TENANT IMPROVEMENT PLANS: Tenant shall proceed with due diligence to have a architect licensed in Missouri prepare drawings, plans and specifications for its leasehold improvements to the Premises (including its storefront signs). The drawings, plans and specifications shall be subject to Landlord's approval, which Landlord may deny in its reasonable discretion. The plans shall reflect office space of a quality consistent with other new suburban first class office space in the St. Louis metropolitan area. The quality of the finishes and buildout shall be subject to the review and approval of Landlord, which may be withheld in its reasonable discretion. If Landlord disapproves all or any portion of the plans, Landlord shall give Tenant a written explanation of the reasons for the disapproval, and Tenant shall, within ten (10) days, submit revised plans and specifications for Landlord's review and approval. After approval by Landlord of same, Tenant shall proceed with due diligence to obtain all necessary permits and licenses and to install and construct, at its sole cost, and with contractors and subcontractors approved by Landlord, the leasehold improvements in accordance with the approved drawings, plans and specifications and to install such fixtures and equipment and perform such other work as necessary or appropriate to prepare the Premises for the use and business set forth in this Lease.

4. TENANT'S WORK; COMPLETION; ACCEPTANCE: All of Tenant's Work shall be performed in accordance with all applicable code, governmental, legal and insurance requirements and in a good workmanlike manner using first quality materials. Landlord or its representative shall have the right at all reasonable times to enter upon the Premises for the purpose of inspecting Tenant's Work to verify that it conforms with the approved Plans. Tenant shall give Landlord written notice (the "Completion Notice") of the date on which Tenant's Work has reached Substantial Completion. Within twenty (20) days after receipt of the Completion Notice, Landlord shall cause the Premises to be inspected and give Tenant written notice either accepting the Premises or specifying any good faith reasons why Landlord believes Tenant's Work has not reached Substantial Completion. Landlord shall not unreasonably withhold its acceptance of the Premises. Tenant shall promptly correct or complete any uncompleted portions of Tenant's Work specified in Landlord's notice.

5. WARRANTIES: Each contract and subcontract shall contain the guaranty of the contractor or subcontractor that the portion of Tenant's Work covered thereby will be free from any and all defects in workmanship and materials for one year after the completion of Tenant's Work and such further period as manufacturers' warranties shall provide with respect to materials and equipment which are subject to manufacturers' warranties. The aforesaid guaranty shall include the obligations to repair or replace in a first class and workmanlike manner, and without any additional charge, any and all of Tenant's Work done or furnished by said contractor or subcontractor, or by any of his subcontractors, employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such guaranty. All warranties or guarantees as to materials or workmanship on or with respect to Tenant's Work shall be written so that they shall inure to the benefit of Landlord and Tenant and can be directly enforced by either, and Tenant shall give to Landlord any assignments or other assurance necessary to effectuate the same. Copies of all manufacturer's warranties shall be given to Landlord.

6. TENANT'S INSURANCE: Prior to commencing any work Tenant shall furnish Landlord with certificates of insurance setting forth the following coverages
(1) workmen's compensation and employer's liability insurance with limits of the statutory amount, or One Million Dollars ($1,000,000), whichever is greater; (2) commercial general liability insurance affording protection for bodily and personal injury including death, with limits of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence; (3) property damage, with limits of One Million Dollars ($1,000,000); (4) motor vehicle liability and property damage in the amounts set forth in (2) and (3), and (5) Builder's Risk Insurance in the full amount of the construction contracts. Such insurance shall fully protect Landlord and any other parties in interest designated by Landlord, as well as Tenant.

7 TENANT'S INDEMNITY: Tenant agrees to indemnify, defend and hold Landlord harmless against any and all claims for injury to persons or damage to property arising out of or by reason of the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work.

LANDLORD                                    TENANT

BACHELOR FOODS, INC.                        PANERA, INC.


By:                                         By:
   ----------------------------                ------------------------------
         Eric P. Bachelor                            William W. Moreton
         President                                   Senior Vice President

                                                           and

                                            By:
                                               ------------------------------
                                                     Michael J. Kupstas
                                                     Assistant Secretary

                             CONSTRUCTION ALLOWANCE

Landlord agrees that in consideration of Tenant's completing Tenant's construction work in accordance with the requirements of this Lease, Landlord will make a contribution to Tenant in the amount of the lesser of i) $450,000.00; or ii) the cost of Tenant's leasehold improvements but exclusive of the cost of plans, signage, equipment, furniture, moveable trade fixtures and other personal property.

Payment of the Construction Allowance shall be through a disbursing agent as approved by Landlord's bank. Tenant shall be required to comply with the requirements of the disbursing agent pursuant to a contract entered into by Tenant and the disbursing agent. A copy of the Disbursing Agreement (titled Construction Escrow Agreement) approved by all parties is attached to this Lease and will be executed by all parties prior to the commencement of construction.

In the event the amount of the construction contract is in excess of $450,000, Tenant shall deposit with the disbursing agent the amount of the difference before Landlord is required to deposit any funds with the disbursing agent. Tenant's deposit need not be made in one lump sum in advance. Partial deposits may be made in a timely manner so that money is available for payment to the contractors when due. Tenant shall also promptly deposit with the disbursing agent the amount of any change orders to the extent the construction contract is in excess of $450,000.

LANDLORD                                      TENANT

BACHELOR FOODS, INC.                          PANERA, INC.


By:                                           By:
   ----------------------------                  ------------------------------
         Eric P. Bachelor                              William W. Moreton
         President                                     Senior Vice President

                                                               and

                                              By:____________________________
                                                       Michael J. Kupstas
                                                       Assistant Secretary

                                                                    EXHIBIT 2.2

                               NOTICE OF BORROWING

                          ____________________, 20____

SunTrust Bank

---------------------------------
Nashville, TN _____________
Attention:

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of December ____, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), between the undersigned, as Borrower and SunTrust Bank, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Borrowing, and the Borrower hereby requests a Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

     (A) Principal amount of Loan: ___________________________

     (B) Date of Loan (which is a Business Day): _______________________

     (C) Interest Period: ______________________________

     (D) Location and number of Borrower's account to which proceeds of Loan are to be disbursed: ____________________________________

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                    Very truly yours,

                                    PANERA BREAD COMPANY

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                                                     EXHIBIT 2.4

                              FORM OF CONTINUATION

                           ___________________, 20____

SunTrust Bank

----------------------
Nashville, TN __________
Attention:

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of December ____, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, and SunTrust Bank, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Continuation and the Borrower hereby requests the continuation of a Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Loan to be continued as requested hereby:

     (A) Loan to which this request applies: _________________________________

     (B) Principal amount of Loan to be converted/continued: _________________

     (C) Effective date of election (which is a Business Day): _______________

     (D) Interest Period of resulting Loan: __________________________________

                                    Very truly yours,

                                    PANERA BREAD COMPANY

                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------

                                                             EXHIBIT 3.1(B)(VII)

                          FORM OF OFFICER'S CERTIFICATE

     Reference is made to the Revolving Credit Agreement dated as of December ____, 2000 (the "Credit Agreement"), between Panera Bread Company, as Borrower, and SunTrust Bank, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 3.1(g) of the Credit Agreement.

     I, _________________________, _________________________ of the Borrower, DO
HEREBY CERTIFY that:

     (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof; and

     (b) no Default or Event of Default has occurred and is continuing at the date hereof; and

     (c) since ____________________, 20____, which is the date of the most recent financial statements described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of _______________, 20____.

                                    PANERA BREAD COMPANY


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------